                                                                    EXHIBIT 3.53

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                        AMERCO BUSINESS CONSULTANTS, INC.

                             AN ARIZONA CORPORATION

         Pursuant to the provisions of Section 10-059, Arizona General Corporation Law, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is: Amerco Business Consultants, Inc.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholder on March 16, 1990, in the manner prescribed by the Arizona General Corporation Law.

THIRD: The number of shares of the corporation outanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000; and the number of shares voted for such amendment was 1,000.

FORTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were none.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series which voted for or against such amendment, respectively, were none.

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PAGE II

SIXTH: No exchange, reclassification or cancellation of issued shares shall be effected as a result of this amendment.

SEVENTH: Such amendment shall not effect a change in the amount of stated capital, and the stated capital shall remain unchanged.

DATED: March 19, 1990.

                                              AMERCO BUSINESS CONSULTANTS, INC.,
                                              an Arizona Corporation

                                               By: /s/ Edward J. Shoen
                                                   --------------------------
                                                   Edward J. Shoen, President

                                               By: /s/ Robert Miner
                                                   -------------------------
                                                   Robert Miner, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me this 19th day of March, 1990, by Edward J. Shoen, President of Amerco Business Consultants, Inc., an Arizona corporation.

                                              /s/ [ILLEGIBLE]
                                              ---------------------------------
                                                        NOTARY PUBLIC

(NOTARIAL SEAL)                               My Commission Expires May 22, 1991

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, Edward J. Shoen, do hereby certify that I am the duly elected and acting President of Amerco Business Consultants, Inc., and that the following is a true and accurate copy of a resolution adopted by signed Consent by the sole shareholder of said corporation, as the same appears upon the books and records of this corporatio:

                    RESOLVED: That the officers of Amerco
                    Business Consultants, Inc., be and are
                    authorized to amend their Articles of
                    Incorporation, Article I, as follows:

                                    ARTICLE I

                    Name: The name of the corporation shall
                          be U-HAUL BUSINESS CONSULTANTS, INC.

         IN WITNESS WHEREOF, I have set may hand and affixed the seal of this corporation this 16th day of March 1990.

                                                   /s/ Edward J. Shoen
                                                   -----------------------------
                                                   Edward J. Shoen, President

                                STATE OF ARIZONA

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                       ARCOA MANAGEMENT CONSULTANTS, INC.

         Pursuant to the provisions of Section 10-059, Arizona General Corporation Law, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is ARCOA BUSINESS CONSULTANTS, INC.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders on March 14, 1979, in the manner prescribed by the Arizona General Corporation Law.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000; and the number of shares voted for such amendment was 1,000.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were none.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series which voted for or against such amendment, respectively, were none.

SIXTH: No exchange, reclassification or cancellation of issued shares shall be effected as a result of this amendment.

SEVENTH: Such amendment shall not effect a change in the amount of stated capital, and the stated capital shall remain unchanged.

DATED:   March [ILLEGIBLE], 1979.

                                              ARCOA MANAGEMENT CONSULTANTS, INC.

                                              By: /s/ S. W. Shoen
                                                  ------------------------------
                                                  S. W. Shoen, President

                                              By: /s/ M. V. Shoen
                                                  ------------------------------
                                                  M. V. Shoen, Secretary

(NOTARIAL SEAL)

STATE OF ARIZONA        )
                        )    ss.
COUNTY OF MARICOPA      )

         The foregoing instrument was acknowledged before me this 16th day of March, 1979, by S.W. Shoen, President of Arcoa Management Consultants, Inc., an Arizona corporation.

                                    /s/ [ILLEGIBLE]
                                    -----------------------------------
                                    Notary Public  -   State of Arizona

                                    My commission expires April 29, [ILLEGIBLE]

         (NOTARIAL SEAL)

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, Samuel W. Shoen, do hereby certify that I am the duly elected and acting President of Arcoa Management Consultants, Inc., an Arizona corporation, and that the following is a true and accurate copy of a resolution adopted by signed Consent by the sole shareholder of said corporation, as the same appears upon the books and records of this corporation:

                  "RESOLVED: That the officers of Arcoa Management Consultants, Inc. be and they hereby are authorized to amend their Articles of Incorporation, Article I, as follows:

                                    ARTICLE I

                  Name: The name of the corporation shall be ARCOA BUSINESS CONSULTANTS, INC."

         In Witness Whereof, I have set my hand and affixed the seal of this corporation this 16th day of March, 1979.

                                                 /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                            President

         (CORPORATE SEAL)

                                STATE OF ARIZONA

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                        ARCOA BUSINESS CONSULTANTS, INC.

         Pursuant to the provisions of Section 10-059, Arizona General Corporation Law, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is AMERCO BUSINESS CONSULTANTS, INC.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which was adopted by the shareholders on March 31, 1980, in the manner prescribed by the Arizona General Corporation Law.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000; and the number of shares voted for such amendment was 1,000.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were none.

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series which voted for or against such amendment, respectively, were none.

SIXTH: No exchange, reclassification or cancellation of issued shares shall be effected as a result of this amendment.

SEVENTH: Such amendment shall not effect a change in the amount of stated capital, and the stated capital shall remain unchanged.

DATED:   March 31st, 1980.

                                        ARCOA BUSINESS CONSULTANTS, INC.

                                     By: /s/ W. E. Carty
                                         ---------------------------------------
                                         W. E. Carty, President

                                     By: /s/ J. Sam Brown
                                         ---------------------------------------
(CORPORATE SEAL)                         J. Sam Brown, Jr., Secretary

Page 1 of Two Pages

STATE OF ARIZONA    )
                    )  ss.
COUNTY OF MARICOPA  )

         The foregoing instrument was acknowledged before me this 31st day of March, 1980, by W. E. Carty, President of Arcoa Business Consultants, Inc., an Arizona corporation.

                                          /s/ NANCY J. BEILEY
                                          ----------------------------------
                                          Notary Public - State of Arizona

                                          My Commission Expires  May 22, 1983

(NOTARIAL SEAL)

                       CERTIFICATE OF CORPORATE RESOLUTION

         I, W. E. Carty, do hereby certify that I am the duly elected and acting President of Arcoa Business Consultants, Inc., an Arizona corporation, and that the following is a true and accurate copy of a resolution adopted by signed Consent by the sole shareholder of said corporation, as the same appears upon the books and records of this corporation:

                  "RESOLVED: That the officers of Arcoa Business Consultants, Inc. be and they hereby are authorized to amend their Articles of Incorporation, Article I, as follows:

                                    ARTICLE I

                  Name: The name of the corporation shall be AMERCO BUSINESS CONSULTANTS, INC."

         In Witness Whereof, I have set my hand and affixed the seal of this corporation this 3lst day of March, 1980.

                                     By: /s/ W. E. Carty
                                         ---------------------------------------
                                                    President

         (CORPORATE SEAL)

                            ARTICLES OF INCORPORATION

                                       OF

                       ARCOA MANAGEMENT CONSULTANTS, INC.

                                    ARTICLE I

         Name: The name of the corporation shall be ARCOA MANAGEMENT CONSULTANTS, INC.

                                   ARTICLE II

         Purpose: The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE III

         Initial Business: The corporation initially intends to hold and operate real property in this state and other states and to operate a management consulting service in the State of Arizona and elsewhere.

                                   ARTICLE IV

         Authorized Capital: The corporation shall have authority to issue two thousand five hundred (2,500) shares of common stock of the par value of Ten ($10.00) Dollars per share.

                                    ARTICLE V

         Statutory Agent: The name and address of the initial statutory agent of the corporation is:
                            C. T. Corporation System
                            14 North 18th Avenue
                            Phoenix Arizona 85007

                                   ARTICLE VI

         Board of Directors: The initial Board of Directors will consist of one
(1) director. The person who is to serve as Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

         L. S. Shoen, 3111 Bel Air Drive, #22-A, Las Vegas, Nevada 89109

         The names and addresses of the incorporators are:

         John A. Lorentz, 2049 E. LaJolla Drive, Tempe, Arizona 85282 Helen H. Delamater, 600 S. Dobson Rd., #126, Mesa, Arizona 85202

         DATED THIS 12th day of February, 1979.

                                                   /s/ John A. Lorentz
                                                   -----------------------------
                                                   John A. Lorentz

                                                   /s/ Helen H. Delamater
                                                   -----------------------------
                                                   Helen H. Delamater